                                 EXHIBIT 10.22
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                                LEASE AGREEMENT

      THIS LEASE AGREEMENT (the "Lease"), executed and dated as of this 27th day of April, 1989, between Sheridan Health Care Center, Inc., an Indiana corporation (hereinafter referred to as "Lessor"), and Cardinal Development Co., Inc, a Kentucky corporation which is duly qualified to do business in the State of Indiana (hereinafter referred to as "Lessee" or "Cardinal").

      In consideration of the mutual undertakings and covenants hereinafter contained and the acts to be performed hereunder, Lessor and Lessee hereby agree to the within Lease Agreement for the Danville Health Care Center facility (hereinafter referred to as the "Facility") and certain other property herein identified, both of which are owned by Lessor and located in Danville, Indiana, as follows:

                                   RECITALS

      Representations and Warranties of Lessor. Lessor makes the following representations and warranties in reliance on the representations and warranties of Lessee in an Assets Purchase and Exchange Agreement, among Lessee, Lessor, Cicero Children's Center, Inc. and joined in by James Guttman and M. Lane Guttman. Lessee has relied on said representations and warranties in entering into this Lease for which Lessor shall be liable for any damages incurred in the event they are untrue:

      a) Except as provided in Exhibit A, there exist no leases, liens and/or monetary encumbrances (the Facility Mortgages) against the Facility or related to the business at the Facility.

      b) Lessor has no collective bargaining agreements or employment contracts for employees of the Facility that would extend to Cardinal;

      c) On the Commencement Date (as hereinafter defined) Lessor will provide Lessee with a fully equipped facility with all furniture, fixtures and equipment as set forth in Exhibit B needed to operate the Facility in compliance with all applicable local, state and/or federal law;

      d) The Facility has current provider agreements under Med- icaid Programs;

      e) There is no litigation, investigation or other proceeding pending and, to the best knowledge of Lessor, threatened against or relating to Lessor, its property or business, which is material to the Facility, the Premises and the Leased Equipment or to this Lease, and the transaction contemplated herein has not been challenged by any governmental agency or other person, nor does Lessor know or have reasonable grounds to know of any basis for such litigation, investigation or other proceeding; and

      f) To the best of Lessor's knowledge and in reliance on the representations and warranties of Lessee in an Assets Purchase and Exchange Agreement, among Lessee, Lessor, Cicero Children's Center, Inc. and joined in by James Guttman and M. Lane Guttman:

            (a) The Facility and its operation and use now are in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, statutes and orders and with all municipal, health, building and zoning bylaws and regulations (including, without limitation, the fire safety code) where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility;

            (b) There are no outstanding deficiencies or work orders of any authority having jurisdiction over the Facility requiring conformity to any applicable statute, regulation, ordinance or bylaw pertaining to nursing homes, including, but not limited to the Medicare and/or Medicaid Programs;

            (c) Lessor is not aware of any notice of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the Facility or otherwise to rework or redesign it or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any existing law, code or standard which have not been fully satisfied prior to the Commencement Date (as hereinafter defined); and

            (d) Lessor has no knowledge that the Facility is not in material compliance with all conditions and/or standards of participation in the Medicare and/or Medicaid Programs.

                                   ARTICLE I

      Section 1.1 Leased Premises. Lessor hereby demises and leases to Lessee, and Lessee hereby leases and takes from Lessor, the two tracts of real estate located in Danville, Indiana and described in Exhibit C attached hereto and by reference made a part hereof (the "Premises"), together with all improvements located thereon including but not limited to the Facility and all rights, privileges and easements appertaining thereto.

      Section 1.2 Leased Equipment. Lessor hereby demises and leases to Lessee, and Lessee hereby leases and takes from Lessor, the equipment, furniture, furnishings and fixtures listed on Exhibit B attached hereto and by reference made a part hereof and any additional items added thereto from time to time by written agreement among Lessor and Lessee (such equipment, furniture, furnishings and fixtures, together with all additions and acces-


                                     -2-
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sories thereto or replacements thereof, being hereinafter referred to as the
"Leased Equipment").

      Section 1.3 Maintenance of Leased Equipment. Lessee shall keep all of the Leased Equipment in as good working order and condition as it is in on the Commencement Date (as hereinafter defined), and at the expiration of the Lease shall return and deliver all of such property to Lessor in as good order and condition as when received hereunder, reasonable wear and tear and damage by Acts of God or insurable perils excepted. Lessee shall replace all items of Leased Equipment which may be damaged or destroyed or which may become worn out or obsolete during the Term of this Lease. Lessee may place additional property on the Leased Premises or may substitute equipment of its own choosing for the Leased Equipment (subject to Lessee's obligation to replace the Leased Equipment so removed upon expiration of the Term of this Lease), and the same shall be and remain the property of Lessee ("Lessee's Equipment").

      Section 1.4 Subordination of Landlord's Lien. Lessor agrees to execute a subordination of any statutory or landlords lien that Lessor may have to any security interest granted by Lessee to secure a purchase money obligation or a lease of any additional Leased Equipment or of Lessee's Equipment.

                                  ARTICLE II

      Section 2.1 Term. The initial term of this Lease shall commence on April 27, 1989, provided Lessee has obtained the necessary permits and licenses (if any) to operate the Facility as currently operated from local, federal and state authorities, as may be applicable (the "Commencement Date") and shall extend for a period of ten (10) years from the Commencement Date. unless earlier terminated as provided herein (the "Initial Term").

      Section 2.2 Renewal Terms. Provided (i) Lessee shall not be in default in performance of any of its obligations under this Lease, and (ii) this Lease shall not have previously been terminated, Lessee shall have the option upon the expiration of the Initial Term to extend the Initial Term for an additional term of five (5) years (the 'First Renewal Term'), Should Lessee elect to exercise such option, it shall do so by written notice to Lessor at least ninety (90) days prior to the expiration of the Initial Term. During the First Renewal Term, this Lease shall continue in effect upon the same terms (except for renewal options) and subject to the same conditions applicable to the Initial Term; provided, however, that the Base Rent for the First Renewal Term shall be as stated in Section 3.2.

      Section 2.3 Term. The Initial Term and any additional term of this Lease resulting from the exercise of the option granted in Section 2.2 are collectively referred to in this Lease as the "Term."


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

      Section 2.4 Holding Over. In the event Lessee remains in possession of the Premises or the Facility after the expiration of the Term and without the execution of a new lease, it shall be deemed to be occupying the Premises and Facility as a tenant from month to month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

                                   ARTICLE III

      Section 3.1 Base Rent. Lessee shall pay to Lessor as annual Base Rent during the initial Term the sum of $310,742.76, payable in equal monthly installments of $25,895.23 each in advance on the first day of each and every calendar month during the Initial Term.

      Section 3.2 Base Rent Adjustment for initial Term and Renewal Term.

      Section 3.2.1 Lessee shall pay an Annual Base Rent during the second five
(5) years of the Initial Term ("Adjusted Term Base Rent") which shall be the greater of (i) the Base Rent payable during the first five years of the Initial Term ("Initial Term Base Rent") or (ii) the sum of the Initial Term Base Rent plus a percentage of the initial Term Base Rent equal to 66% of the percentage increase in the Consumer Price index -- Seasonally Adjusted U.S. City Average for All Items for all Urban Consumers (1982-1984 = 100), as published by the Bureau of Labor Statistics, United States Department of Labor ("CPI-U") for the period from April 27, 1999 to April 27, 2004, but in no event more than 130% of the Initial Term Base Rent.

      Section 3.2.2 Lessee shall pay an annual Base Rent during the First Renewal Term provided for in Section 2.2 ("First Renewal Term Base Rent") which shall be the greater of (i) the Base Rent payable during the last five years of the initial Term ("Initial Term Base Rent") or (ii) the sum of the Initial Term Base Rent plus a percentage of the Initial Term Base Rent equal to 66% of the percentage increase in the CPI-U, for the period April 27, 1999 to April 27, 2004, but in no event more than 130% of the Initial Term Base Rent.

      Section 3.2.3 If the CPI-U shall no longer be published, another index generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within sixty (60) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the Atlanta Regional Office of the Bureau of Labor Statistics or its successor. If the base year "(1982-84=100)" is changed, the figures used in calculating the base rent for any remaining renewal term shall be changed accordingly, so that all increases in the CPI-U are taken into account notwithstanding any change in the base year.


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

      The minimum annual rental for each year of each renewal term shall be paid in twelve (12) equal monthly installments, which installments shall be due and payable in advance on the first day of each and every calendar month of the renewal term year. If, at the beginning of any renewal term, sufficient published data is not available to allow calculation of the percentage increase in the CPI-U for the entire comparison period relevant to the renewal term, Lessor shall estimate such percentage increase and Lessee shall pay, in advance, on the first day of each calendar month occurring prior to the availability of such data, a rental installment based on such estimated percentage increase in the CPI-U. After such data becomes available and the renewal term base rent has been determined, Lessee shall pay, with the next monthly installment of rental falling due, any rental deficiency accrued during the preceding months of the renewal term. If any excess rental has been paid during the preceding months, Lessor shall credit the amount of such excess against the next monthly installment of rent falling due.

      Section 3.3 Payment of Net Rental. Except as otherwise provided in this
Article III, all rental payments shall be payable in advance on the first day of each calendar month during the Term. The rent shall be payable to Lessor at the address set forth in Article XVI or to such other person, firm or corporation at such other address as Lessor may designate by notice in writing to Lessee.

      Section 3.4 Additional Rent. Except as otherwise provided herein, all impositions, insurance premiums, costs, fees, interests charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Premises, the Facility and the Leased Equipment (except payments of principal and interest on any Facility Mortgage) which may arise or become due during the Term, and which relate to the Term, shall be paid or discharged by Lessee, and Lessee agrees to indemnify and to save Lessor harmless from and against such costs, fees, charges, expenses, reimbursements, and obligations and any interest thereon. Lessee shall pay all sales, business privilege, and other taxes that are now or hereafter payable by Lessor in connection with the rent specified in Section 3.1 or the payment or receipt thereof, or as the result of any other payment or expenditure required to be made by Lessee hereunder, provided, however, that Lessor shall utilize its best efforts to determine whether it is exempt from said business privilege tax. All sales, business privilege and other taxes payable by Lessee shall be paid monthly on the due date of each rent payment, and with respect to other amounts required to be paid or expended by Lessee, shall be paid upon demand of Lessor.

      Section 3.5 Payment of Additional Rent. Except as otherwise provided herein, Lessee shall pay or cause to be paid (except as hereinafter in Section
3.7 provided) before any penalty, interest or cost may be added thereto, all sewer rents, water meter and water charges, excise, levies, licenses and permit fees, charges for public utilities, and other charges or burdens of an


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operational nature, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary (all of which are herein referred to as "Impositions" and as to any one such item as an "Imposition"), which at any time during the Term may have been, or may be imposed upon, or grow or become a lien on the Premises, the Facility, the Leased Equipment or any part thereof or any appurtenances thereto. If, by law, any Imposition may, at the option of the payor, be paid in installments, Lessee may exercise the option to pay the same, including any accrued interest on the unpaid balance of such Imposition, in installments and in such event shall pay only such installments as may become due during the Term as the same become due and payable and before any fine, penalty, further interest or cost may be added thereto. Any Imposition (except Impositions which have become converted into installment payments as provided above) relating to a fiscal period of the taxing authority, a part of which is included in a period of time prior to the Commencement Date and/or after the expiration of the Term shall be adjusted between Lessor and Lessee as of the Commencement Date and/or as of the expiration of the Term, as appropriate.

      Section 3.6 Exclusions from Additional Rent. Nothing in this Lease shall require Lessee to pay municipal, state or federal income or excess profits taxes assessed against Lessor or any estate, succession, inheritance or transfer taxes of Lessor or corporation franchise taxes imposed upon any corporate owner of the Premises, the Facility, the Leased Equipment, or any portion thereof.

      Section 3.7 Permitted Contests. Lessee shall have the right to contest the amount or validity in whole or in part of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition unless such payment or a payment thereof under protest would operate as a bar to such contest or interfere materially with the prosecution thereof in which event, notwithstanding the provisions of this Section 3.7, Lessee may postpone or defer payment of such imposition if neither the Premises, the Facility, the Leased Equipment nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost. Upon the termination of any such proceedings, Lessee shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, together with costs, fees, including reasonable attorneys' fees, interest, penalties and any other liability in connection therewith. Lessee shall be entitled to any refund of any Impositions and penalties and interest thereon received by Lessor which have been paid by Lessee. Lessor shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Lessor, in which event Lessor shall join in such proceedings or permit the same to be brought in Lessor's name upon compliance with such conditions as Lessor may reasonably require. Lessor shall not


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be subjected to any liability for the payment of any fees, including attorneys fees, costs or expenses in connection with such proceedings, all of which shall be paid by Lessee.

      Section 3.8 Payment of Facility Mortgages. Lessor shall be obligated to make any and all principal and interest payments owing under the Facility Mortgages. If any holder of any such mortgage encumbering the Premises and the Facility requires a deposit of taxes or insurance or for replacement reserves to be made with such holder, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall thereafter transfer such amounts to each holder, or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such holder. Lessor shall notify Lessee of any default of Lessor under the Facility Mortgages as soon as Lessor becomes aware of such default upon learning of a default under any of the Facility Mortgages, Lessee may, at its option, take any steps necessary or desirable to cure the default and thereafter reduce the next rental payment (or payments) due to Lessor under this Lease by the amounts paid by Lessee to cure the default.

                                  ARTICLE IV

      Section 4.1 Use of the Premises, the Facility, and the Leased Equipment. Lessee covenants to proceed with all due diligence to obtain or maintain all approvals (if any) needed to operate the Facility under applicable local, state and federal law, Including, but not limited to licensure and Medicare and/or Medicaid certification. No use shall be made or permitted to be made of the Premises, the Facility, the Leased Equipment or other improvements, and no acts shall be done, which will cause the cancellation of any insurance policy covering the Facility or any part thereof, nor shall Lessee sell or permit to be kept, used or sold in or about the Premises or the Facility any article which may be prohibited by the standard form of fire insurance policies.

      Section 4.2 Waste Prohibited. Lessee shall not commit or suffer to be committed any waste on the Premises or Facility, nor shall Lessee cause or permit any nuisance thereon.

                                   ARTICLE V

      Section 5.1 Compliance with Law. Lessee covenants and agrees that the Premises and Facility shall not be used for any unlawful purpose.

      Section 5.2 Impairment of Title. Lessee shall neither suffer nor permit the Premises or the Facility or any portion thereof to be used in such a manner as (i) might reasonably tend to impair Lessor's title to the Premises, the Facility or the Leased Equipment or any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.


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

                                  ARTICLE VI

      Section 6.1 Maintenance. Lessee shall, at its own cost, and without expense to Lessor, keep and maintain the Premises, the Facility and the Leased Equipment, including all sidewalks, buildings, surface parking lots and improvements of any kind which may be a part thereof in as good condition and repair as they are in on the Commencement Date, ordinary wear and tear, obsolescence in spite of repair, acts of God and damages from insurable perils excepted, Lessee shall also maintain the grounds in a good and sightly appearance, including regular mowing, pruning, fertilizing, and other appropriate care of all grass, plants, and trees. Lessor shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the Premises or the Facility or other improvements thereon or to the Leased Equipment. At the expiration of this Lease, Lessee may remove any equipment purchased by Lessee and kept at the Facility, Lessee may also remove any improvements made to the Premises by Lessee, provided that such improvements may be removed with little or no damage to the Premises.

      Section 6.2 Alterations. Lessee shall make no changes alterations, or additions to Tract I of the Premises, as set forth in Exhibit C, or the Facility without the prior written consent of Lessor, except as hereinafter provided, which consent shall not be unreasonably withheld. Lessee may make alterations to Tract I of the Premises, as set forth in Exhibit C, or the Facility without Lessor's consent that do not result in a substantial modification of the floor plan or exterior appearance of the Facility and that do not reduce the fair market value of the Facility for use as a long-term care facility. All alterations shall be completed in compliance with all applicable codes, regulations and other governmental requirements. Lessee may change, alter or add to Tract II of the Premises, as set forth in Exhibit C, without the prior consent of Lessor; however, Lessee shall provide Lessor written notice of any proposed change, alteration or addition to Tract II of the Premises, as set forth in Exhibit C, ninety (90) days prior to the effective date or date of undertaking any such change, alteration or addition.

      Section 6.3 Utilities. Lessee shall pay all charges for water, electricity, gas, sewerage, waste, trash and garbage disposal, telephone, cable television, and other services furnished to the Premises or the improvements thereon.

                                  ARTICLE VII

      Section 7.1 Liens and Encumbrances. Lessee will not cause the Premises, the Facility, the Leased Equipment or any improvements thereon to become subject to any lien, charge, or encumbrance, except for purchase money security interests in Leased Equipment purchased by Lessee for the Facility.


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      Section 7.2 Mechanic's Liens. Lessee shall pay all costs incurred by
Lessee in connection with the alteration, maintenance and repair of any and all improvements on the Premises. Should a lien or claim of lien be filed against Lessor's interest in the Premises, the Facility or the Leased Equipment by any contractor, subcontractor, mechanic, laborer, materialman or any other person as a result of work done on behalf of Lessee, Lessee shall, within forty-five (45) days after the filing thereof, cause the same to be discharged of record.

                                 ARTICLE VIII

      Section 8.1 Non-Liability and Indemnification of Landlord. During the Term, Lessee agrees to protect, indemnify and save harmless Lessor from and against all claims arising out of or connected with Lessee's use and occupancy of the Premises, the Facility and the Leased Equipment and shall pay all costs and expenses incurred by Lessor in connection with such claims, including, without limitation, court costs and reasonable attorneys' fees for trial and appellate proceedings, the amount of which shall be determined by a court of law. This excludes any claim relating to Lessor's ownership or operation of the Premises, the Facility and/or the Leased Equipment prior to the Commencement Date.

                                  ARTICLE IX

      Section 9.1 Insurance. During the Term of this Lease, Lessee shall at all times keep the Premises, the Facility, and the Leased Equipment insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State of Indiana. The policies must name Lessor as an additional insured. Losses shall be payable to Lessor and Lessee as provided in Section 10.1 of this Lease. In addition, the policies shall name as an additional insured any mortgagee by way of a standard form of mortgagees loss payable endorsement. Any loss adjustment shall require the written consent of Lessor, Lessee, and each mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any mortgagee(s). The policies on the Premises, the Facility and the Leased Equipment shall insure against the following risks:

            (a) Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, including but not limited to loss or damage from leakage of any sprinkler system now or hereafter installed in the Facility or on the Premises, in amounts sufficient to prevent Lessor or Lessee from becoming a coinsurer within the terms of the applicable policies and in any event in an amount not less than one hundred percent (100%) of the then full replacement value thereof (as defined below in Section 9.2);

            (b) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed

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in the Facility, in such limits with respect to any one accident as may be reasonably agreed by Lessor and Lessee from time to time;

            (c) Claims for personal injury or property damage under a policy of general public liability insurance with amounts not less than One Million and No/100 Dollars ($1,000,000.00) per occurrence in respect of bodily injury and Five Hundred Thousand No/100 Dollars ($500,000.00) for property damage;

            (d) Claims arising out of malpractice in an amount not less than One Million and No/100 Dollars ($1,000,000.00) for each person and for each occurrence; and

            (e) Such other hazards and in such amounts as may be customary for comparable properties in the area and is available from insurance companies authorized to do business in the State of Indiana; and

            (f) Loss of rental under a rental value insurance policy covering a risk of loss during the first six (6) months of reconstruction resulting from the occurrence of any of the hazards described in Subsections (a) and (b) of this Section 9.1 in an amount sufficient to prevent Lessor from becoming a coinsurer.

      Section 9.2 Replacement Cost. The term full replacement value of improvements as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy.

      Section 9.3 Additional Insurance. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any mortgages.

      Section 9.4 Waiver of Subrogation. All insurance policies carried by either party covering the Premises, the Facility and the Leased Equipment, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. Lessor and Lessee hereby waive and relinquish, and release each other from, any and all rights and claims which either may have or hereafter acquire against the other arising out of damage to the Premises, the Facility and the Leased Equipment resulting from fire or other peril insurable under available forms of fire and extended coverage insurance policies whether or not such damage is caused by any alleged negligence of either Lessor or Lessee, their respective employee, invitees, agents or licensees.

                                   ARTICLE X

      Section 10.1 Insurance Proceeds. All proceeds payable by reason of any loss or damage to any of the improvements comprising the Premises or the Facility or the Leased Equipment and insured under any policy of insurance required by Article IX of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 10.2 and the rights of the holders of the Facility Mortgages) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Premises, the Facility, and the Leased Equipment and shall be paid out by Lessor from time to time for the reasonable costs of such work. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Premises, the Facility or the Leased Equipment shall be retained by Lessor and shall be credited against future rental payments due from Lessee under this Lease. All salvage resulting from any such loss covered by insurance shall belong to Lessor.

      Section 10.2 Damage or Destruction. If, during the Term, the Facility, the Premises or the Leased Equipment are totally or partially destroyed from a risk covered by the insurance described in Article IX, Lessor shall, as soon as practicable, restore the Facility to substantially the same condition as existed immediately before the destruction. If the costs of the restoration exceed the amount of proceeds received by Lessor from the insurance required under Article IX, Lessor shall be solely responsible for paying the difference between the amount of insurance proceeds and such cost of restoration.

      Section 10.3 Restoration of Lessee's Property. If Lessor is required to restore the Facility as provided in Section 10.2, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, trade fixtures or personal property, such excluded items being the sole responsibility of Lessee to restore.

      Section 10.4 Abatement of Rent. During the period required for repair and restoration, payments of rent provided for in Section 3.1 shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of useable beds affected by such damage or destruction.

                                  ARTICLE XI

      Section 11.1 Definitions.

            (a) "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor, and (b) a voluntary sale or transfer by Lessor to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

            (b) "Date of Taking" means the date the condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

            (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

      Section 11.2 Parties' Rights and Obligations. If during the term of this Lease there is any taking of all or any part of the Premises or the Facility or any interest in this Lease by condemnation, the rights and obligations of the parties shall be determined by this Article XI.

      Section 11.3 Total Taking. If the Facility and the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

      Section 11.4 Partial Taking. If a portion of the Premises and/or all or a portion of the Facility is taken or condemned, this Lease shall remain in effect providing that the Facility is not thereby rendered unsuitable for use. The Facility shall be deemed to have been rendered unsuitable for use if, in the good faith and judgment of Lessee, reasonably exercised, after any such taking by condemnation, the Facility cannot be operated on a commercially practicable basis as a long term care facility of the type and quality existing and licensed immediately prior to such taking or condemnation, taking into account, among other relevant factors, the number of useable beds affected by such taking or condemnation.

      If as the result of any such partial taking or condemnation, this Lease is not terminated but the number of beds available for operation of the Facility of the type and quality existing prior to the taking has been reduced, Lessee shall be entitled to a reduction as of the Date of Taking in the amount of rent to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of beds affected by such taking or condemnation.

      Section 11.5 Restoration. If there is a partial taking of the Premises or the Facility and this Lease remains in full force and effect pursuant to Section 11.4, Lessor shall, as soon as practicable, at its cost, accomplish all necessary restoration to restore the Facility to substantially the same condition as existed immediately before the taking, provided, however, that Lessor shall have no obligation to repair or restore alterations made by Lessee, Lessee's leasehold improvements, Lessee's trade fixtures and Lessee's Equipment.

      Section 11.6 Award--Distribution.

      The entire Award shall belong to and be paid to Lessor except that Lessee shall be entitled to receive from the award the following:

            (a) Any amounts in excess of $2,825,000.

            (b) Any sum specifically included in the award for loss of goodwill by Lessee or moving expenses.

                                  ARTICLE XII

      Section 12.1 Events of Default. The occurrence of any of the events, acts or circumstances described in Sections 12.2 and 12.3 shall constitute an Event of Default under this Lease.

      Section 12.2 Failure in Payment. Failure by Lessee to pay in full any rent payable under this Lease when due, and the continuance of such failure for seven
(7) days after Lessor has given Lessee notice of such failure.

      Section 12.3 Failure in Other Performance. Failure by Lessee to observe, perform or comply with any of the terms covenants, agreements or conditions contained in this Lease (other than as specified in Section 12.2), and the continuance of such failure for thirty (30) days after Lessor have given Lessee notice of such failure. If Lessee has promptly commenced and diligently pursued remedial action within said thirty (30) day period but has been unable to cure its default prior to the expiration thereof, said thirty (30) day period shall be extended for the minimum time reasonably required for the completion of Lessee's remedial action.

      Section 12.4 Remedies. Upon the occurrence of any Event of Default, Lessor, in addition to the other rights or remedies they may have, shall have the immediate right of reentry. Should Lessor elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Lessor may either terminate this Lease or it may from time to time, without terminating this Lease, relet for the account of Lessee the Premises, the Facility, the Leased Equipment or any part thereof for such term or terms, which may be for a term shorter than or for a term extending beyond the term of this Lease, and at such rental or rentals and on such other terms and conditions as Lessor, in its sole discretion, may deem advisable. Should Lessor at any time terminate this Lease as a result of an Event of Default, in addition to any other remedy it may have, Lessor may recover from Lessee all damages incurred by reason of such Event of Default, including the cost of recovering the Premises. Notwithstanding the foregoing, should Lessor terminate this Lease, Lessee shall have the right to reenter the Premises and the Facility for the sole purpose of removing any of Lessee's Equipment located thereon or therein.

      Section 12.5 No Remedy Exclusive. No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy, or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof unless and until such Event of Default has been cured.

                                 ARTICLE XIII

      Section 13.1 Lessor's Right to Perform Lessee's Covenants. If Lessee defaults in the making of any of the payments, or the performance of any of the obligations provided for in this Lease, Lessor may, at its option and on behalf of Lessee, make any such payments or perform any such obligations.

      Section 13.2 Notice of Default. Before exercising the option in Section 13.1, however, Lessor must give Lessee written notice of Lessee's default, and of Lessor's intention to correct that default. If thirty (30) days after such notice, or such shorter time period as Lessor may specify in the notice if further delay would impair materially any substantial right, property, or benefit of Lessor, Lessee has not corrected such default, Lessor may exercise its rights under this Article XIII.

      Section 13.3 Lessee's Obligations to Lessor. In the event Lessor performs any obligation on Lessee's behalf, Lessee shall reimburse Lessor for any amounts reasonably paid or expended. This reimbursement shall be due and payable on the next date after the expense is incurred that rent is otherwise due.

                                  ARTICLE XIV

      Section 14.1 Quiet Enjoyment. Lessor covenants and agrees that, so long as Lessee observes and performs all of the covenants, conditions, and stipulations of this Lease, Lessee may lawfully and quietly hold, occupy and enjoy the Premises, the Facility and the Leased Equipment during the Term.

      Section 14.2 Inspection by Lessor. Notwithstanding the foregoing, Lessor shall have the right, during normal business hours upon not less than twenty-four (24) hours advance notice, to enter upon the Premises and into the Facility and to examine and inspect the same.

                                  ARTICLE XV

      Section 15.1 Assignment and Subletting.

      Section 15.1.1 To a Lessee Affiliate. Lessee may, without prior approval from Lessor, sublease both Tract I and Tract II of the Premises, as set forth on Exhibit C, the Facility and the Leased Equipment or assign its rights and obligations under this Lease to any corporation which is a parent, sister or wholly-owned subsidiary of Lessee (a "Lessee Affiliate"). Lessee shall give Lessor written notice of any such assignment or subletting. No assignment or subletting shall release Lessee from its liability under this Lease, unless Lessor specifically consents to a release.

      Section 15.1.2 To other than a Lessee Affiliate - The Facility. Lessee may sublease Tract I of the Promises as set forth on Exhibit C, the Facility and the Leased Equipment or assign its rights and obligations under this Lease to a person or entity that is not a Lessee Affiliate with the prior written consent of Lessor, which consent shall not be unreasonably withheld if Lessor is satisfied as to the ability of the proposed transferee to make the rent payments due and owing hereunder and to comply with Lessee's other obligations under this Lease. No assignment or subletting shall release Lessee from its liability under this Lease, unless Lessor specifically consents to a release.

      Section 15.1.3 To other than a Lessee Affiliate - Additional Property. Lessee may sublease Tract II of the Premises, as set forth on Exhibit C. or assign its rights and obligations under this Lease with respect to Tract II to a person or entity that is not a Lessee Affiliate without the prior written consent of Lessor. No assignment or subletting shall release Lessee from its liability under this Lease, unless Lessor specifically consents to a release.

      Section 15.2 Assignment and Subletting By Lessor. Lessor may at any time assign its rights and obligations under this agreement, provided, however, that Lessor shall furnish to Lessee a written statement from Lessor's assignee that such assignee recognizes all of the Lessee's rights under this agreement.

      Section 15.3 Subsequent Assignments. No assignment or subletting that is approved pursuant to this Article XV shall be deemed to remove any subsequent assignment or subletting from the provisions of this Article XV, it being the intent hereof that every assignment and subletting, whenever occurring, shall require the same approval as is set forth herein for an original assignment or subletting.

                                  ARTICLE XVI

      Section 16.1 Notices. All notices provided for in this Lease or related to this Lease shall be in writing and shall be delivered to the parties at the addresses set forth below. All such notices or other papers or instruments related to this Lease shall be deemed sufficiently served or delivered on the third day after the date of mailing, provided that they are sent by United States Registered or Certified Mail, postage prepaid, in an envelope properly sealed.

              Notices intended for the Lessor should be sent to:

                       Sheridan Health Care Center, Inc.
                             301 East Third Street
                           Sheridan, Indiana  46069

                             Attn:  James Guttman

              Notices intended for the Lessee should be sent to:

                        Cardinal Development Co., Inc.
                             9300 Shelbyville Road
                                  Suite 1300
                          Louisville, Kentucky  40222

                           Attn:  Randall J. Bufford

      Section 16.2 Change in Address. Both Lessor and Lessee may change the address or the name of the addressee applicable to subsequent notices by giving notice as provided above. However, notice of such a change shall not be effective until the fifth day after mailing.

                                 ARTICLE XVII

      Section 17.1 Captions. The captions in this Lease are for convenience of reference only. In no way do those captions define, limit or describe the scope or intent of this Lease.

      Section 17.2 Gender. Words showing number shall be taken to include both the singular and the plural forms. Words showing gender shall be taken to include masculine, feminine and neuter.

      Section 17.3 Successors and Assigns. This Lease shall inure to the benefit of and be binding upon Lessor and Lessee and their respective successors and assigns.

      Section 17.4 Governing Law. This Lease shall be governed, construed, and enforced in accordance with the Laws of the State of Indiana.

      Section 17.5 Memorandum of Lease. Lessor and Lessee shall execute a Memorandum of this Lease in form and substance satis- factory to Lessee. The Memorandum may be recorded in the Public Records of Hendricks County, Indiana. Lessee shall pay the cost of recording.

      Section 17.6 Severability. Each term and provision of this Lease shall be enforced to the fullest extent permitted by law. Should any term or provision of this Lease, or the application thereof, prove illegal or unenforceable, the remainder of this Lease shall still be valid and enforceable.

      Section 17.7 Amendments and Modifications. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      Section 17.8 Interpretation. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Lessor or Lessee by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, written, drafted or dictated such pro visions.

      IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the day and year first written above.

WITNESSES:                          LESSOR:

                                    SHERIDAN HEALTH CARE CENTER, INC.

/s/ Alice A. O'Brien                /s/ James M. Guttman
----------------------------        ---------------------------------
As to Lessor                        James M. Guttman, President

                                    Date:4/28/89

                                    LESSEE:

                                    CARDINAL DEVELOPMENT CO., INC.

/s/ Joyce McCubbin                  /s/ Randall J. Bufford
----------------------------        ---------------------------------
As to  Lessee                       Randall J. Bufford, Vice President

                                    Date:4/28/89

                      FIRST AMENDMENT TO LEASE AGREEMENT

            This is a FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") executed and dated as of the 5th day of August, 1992 between SHERIDAN HEALTH CARE CENTER, INC., an Indiana corporation ("Lessor") and CARDINAL DEVELOPMENT CO, INC., a Kentucky corporation ("Lessee").

                                    Recital

      Lessor and Lessee entered into a certain Lease Agreement executed and dated as of April 27, 1989 (the "Original Lease"), pursuant to which the Lessor leased to Lessee a certain nursing home facility in Danville, Indiana. The parties wish to amend the Original Lease as provided below.

      NOW, THEREFORE, in consideration of the Lessor's execution and delivery of a certain Settlement Agreement of even date herewith by and among Lessor, Cicero Children's Center, Inc., Lessee, and Sheridan Acquisition Corporation (to which the form of this First Amendment is attached as Annex A), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Original Lease as follows:

      1. Section 3.1 of the Original Lease is hereby modified and amended to add the following sentence:

            Lessee shall pay to Lessor a late payment charge equal to five percent (5%) of the monthly Base Rent payment if such payment is posted later than the 12th day of each calendar month during the Initial Term and any Renewal Term.

      2. For purposes of Article XV of the Original Lease, Lessor hereby acknowledges and approves Lessee's good faith attempts through and until January 31, 1993, to qualify and obtain a subtenant to sublet and operate the Danville facility, and Lessee agrees not to unreasonably withhold its consent to such subletting or assignment of the Original Lease.

      IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment effective as of the date set forth in the preamble hereto, but actually on the date set forth below.

                                    SHERIDAN HEALTH CARE CENTER, INC.

                                    By:/s/ James Guttman
                                       ------------------------------
                                          James Guttman
                                          President

                                    Date:8/10/92

                                    CARDINAL DEVELOPMENT CO., INC.

                                    By:/s/ David V. Hall
                                       ------------------------------
                                          David V. Hall
                                          President

                                    Date:8-6-92

                      SECOND AMENDMENT TO LEASE AGREEMENT

      This is a Second Amendment to Lease Agreement (the "Second Amendment") executed and dated as of October 25, 1993 between SHERIDAN HEALTHCARE CENTER, INC., an Indiana corporation ("Lessor") and CARDINAL DEVELOPMENT CO., INC, a Kentucky corporation ("Lessee").

                                    Recital

      Lessor and Lessee entered into a certain Lease Agreement executed and dated as of April 27, 1989, as amended by a certain First Amendment to Lease Agreement dated August 5, 1992 (the "Original Lease"), pursuant to which the Lessor leased to Lessee a certain nursing home facility in Danville, Indiana (the "Facility"). The parties wish to amend the Original Lease as provided below.

      NOW, THEREFORE, in consideration of the consents, releases and other covenants provided for below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, Lessor and Lessee agree as follows:

      1. Lessee hereby releases to Lessor the real estate described as Tract II to the Original Lease pursuant to the Partial Release of Lease of even date herewith, a copy of which is attached hereto (the "Release of Lease").

      2. Lessor hereby covenants and agrees that during the Term of the Original Lease and any and all Renewal Terms, Lessor shall not directly or indirectly construct, develop, own, manage, operate, join, control or participate in the ownership, management, development, construction or control of, or be connected in any manner with, as agent, partner, proprietor, shareholder, officer, director, consultant, developer, or otherwise, a nursing home or related long-term healthcare business on the real property released to Lessor pursuant to the Release of Lease (the "Real Property"). Subject to the foregoing constraint, which Lessor agrees shall run with the land, Lessee and Lessor agree that Lessor is free to alienate and use said Real Property for any other use or purpose whatsoever. Lessor and Lessee agree that, in the event of a breach of the covenant set forth in the preceding sentence, damages would be difficult to ascertain, and that Lessee will be entitled to injunctive and/or other equitable relief, without prejudice to other rights or remedies, and that the Lessor shall not assert in any such action that there is an adequate remedy at law for the breach upon with the action is based, Lessor agrees that any subsequent alienation or conveyance of the Real Property by deed or lease shall prohibit the Grantee or other Lessee from using the Real Property in contravention of the terms of this paragraph.

      3. The Original Lease is hereby amended to add a new Section 17.9 as follows:

            Within thirty (30) days of the end of each calendar quarter commencing September 1, 1993, Lessee shall furnish Lessor with a copy of Lessee's unaudited financial statements pertinent to the operation of the Facility, including but not limited to an income statement and balance sheet, together with any and all other financial information reasonably requested by Lessor. Additionally, within one hundred and twenty (120) days of the end of Lessee's fiscal year, Lessee shall deliver to Lessor an annual financial report containing a combined or combining balance sheet and statement of operations for the Lessee for the year then ended, together with an audit report issued by Lessee's certified public accounting firm. Any request by Lessor for Lessee's financial information shall not be unreasonable, provided such information is maintained and/or otherwise generated in the normal course of Lessee's operations.

      4. Lessor hereby consents to and otherwise agrees to execute and deliver to Lessee the certain Lease Assignment, Consent and Release dated and effective as of November 1, 1993, a copy of which is attached hereto. Lessee agrees to cooperate with Lessor and Lessor's mortgagee with respect to the execution and delivery of appropriate subordinations, attornment and non-disturbance agreements as may be necessary to complete the transactions contemplated thereby.

      5. Except as otherwise set forth herein, the remaining terms and conditions of the Original Lease and all amendments thereto remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereby execute this Second Amendment effect as of October 25, 1993, but actually on the dates set forth below.

LESSOR:                                   DAN HEALTHCARE CENTER, INC.

                                          By:   /s/ James M. Guttman
                                             ------------------------------
                                                James M. Guttman
                                                President

                                          Date:10/27/93

Attest:

/s/ Alice O'Brien
--------------------------
Alice O'Brien
Attorney

LESSEE:                                   CARDINAL DEVELOPMENT CO., INC.

                                          By:   /s/ Randall J. Bufford
                                             ------------------------------
                                                Randall J. Bufford
                                                Vice President

                                          Date:10/25/93

Attest:

/s/ John G. Hundley
--------------------------
John G. Hundley
Assistant Secretary

                           PARTIAL RELEASE OF LEASE

      This is a Partial Release of Lease dated October 25, 1993 from:

Cardinal Development Co, Inc,                   ("LESSEE")
9300 Shelbyville Road, Suite 1300
Louisville, KY 40222

to

Sheridan Healthcare Center, Inc.                ("LESSOR")
c/o James M. Guttman
301 East Third Street

Sheridan, IN 46069

                             W I T N E S S E T H:

      For valuable consideration received, Lessee hereby releases and discharges in full to Lessor the real property described on Exhibit A hereto constituting a part of the real estate originally leased by Lessor to Lessee pursuant to a certain Lease Agreement dated April 27, 1989, as amended by a certain First Amendment to Lease Agreement dated August 5, 1992, and a Second Amendment to Lease Agreement dated October 25, 1993 (evidenced by recorded Memorandum of Lease recorded as Instrument No. 7823 in Miscellaneous Book 117, Page 295, with the Register of Deeds of Hendricks County, Indiana).

      WITNESS the signature of Lessee on the above date.

                                          CARDINAL DEVELOPMENT CO., INC.

                                          By:/s/ Randall Bufford
                                             ------------------------------
                                          Title:Vice President

COMMONWEALTH OF KENTUCKY      )
                              )
COUNTY OF JEFFERSON           )

      The foregoing Partial Release of Lease was acknowledged before me on October 25, 1993, by Randall J. Bufford, Vice President of Cardinal Development Co., Inc., on behalf of the Corporation.

My commission expires:July 24, 1994

                                          /s/ JoAnn Taylor
                                          ------------------------------
                                          NOTARY PUBLIC

                                          State-at-Large, Kentucky

                                          Printed Name:JoAnn Taylor

                                          County of Residence:Jefferson

THIS INSTRUMENT PREPARED BY:

/s/ John G. Hundley
-------------------------------
John G. Hundley, Esq.
Cardinal Group Corporation
9300 Shelbyville Road

Suite 1300
Louisville, KY 40222
Indiana Bar No. 15327-22

                                   EXHIBIT A

TRACT II: Part of the Northwest Quarter of Section 8 Township 15 North, Range 1 East of the Second Meridian in Washington Township, Hendricks County, Indiana described as follows, to-wit:

Commencing at a brass plug found marking the Northwest corner of said Quarter Section; thence South 01 degrees 02 minutes 12 seconds West (assumed bearing) along the West line of said Quarter Section 663.13 feet to the beginning point of this description; thence continue South 01 degrees 02 minutes 12 seconds West along the last described course 259.01 feet; thence North 90 degrees 00 minutes 00 seconds East parallel with the North line of said Quarter Section 603.06 feet; thence South 01 degrees 02 minutes 12 seconds West parallel with the West line of said Quarter Section 120.00 feet; thence North 90 degrees 00 minutes 00 seconds East parallel with the North line of said Quarter Section on an extension of the Northerly boundary of "Amended Saddlebrook Farm West-Section Two" as recorded in Plat Book 8, page 104, in the office of the Recorder of Hendricks County, Indiana, 1411.14 feet; thence North 00 degrees 07 minutes 41 seconds East along the Northwesterly boundary of "Amended Saddlebrook Farm West-Section Two" and the Westerly boundary of "Saddlebrook Farm West-Section One" as recorded in Plat Book 8, page 97 in the office of the Recorder of Hendricks County, Indiana, 518.02 feet; thence South 90 degrees 00 minutes 00 seconds West parallel with the North line of said Quarter Section 1805.98 feet; thence South 01 degrees 02 minutes 12 seconds West parallel with the West line of said Quarter Section 139.09 feet; thence South 90 degrees 00 minutes 00 seconds West parallel with the North line of said Quarter Section 200.00 feet to the point of beginning. Containing 21.604 acres, more or less.